UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM S-8
             Registration Statement under The Securities Act of 1933

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                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                                     36-3541743
-------------------                                          -------------------
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)


                                One O'Hare Centre
                        Suite 9000, 6250 North River Road
                                  P.O. Box 5062
                            Rosemont, Illinois 60017
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


   WISCONSIN CENTRAL TRANSPORTATION CORPORATION 1997 LONG-TERM INCENTIVE PLAN
                           ------------------------
                           (Full title of the plan)


                               Edward A. Burkhardt
                 Chairman, President and Chief Executive Officer
                  Wisconsin Central Transportation Corporation
                                One O'Hare Centre
                        Suite 9000, 6250 North River Road
                                  P.O. Box 5062
                            Rosemont, Illinois 60017
                     ---------------------------------------
                     (Name and address of agent for service)


                                 (847) 318-4600
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                 With a copy to:

                              Frederick L. Hartmann
                              Schiff Hardin & Waite
                                7200 Sears Tower
                             Chicago, Illinois 60606
                                 (312) 876-1000

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                         Calculation of Registration Fee

Title of securities to be registered:    Common Stock, par value $0.01 per share

Amount to be registered:                             1,500,000

Proposed maximum offering price per share (1):       $32.3125

Proposed maximum aggregate offering price (1):       $48,468,750

Amount of registration fee (1):                      $14,687.49

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of $32.3125 per share, the average of the high and low sales price for the Common Stock reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on September 10, 1997.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents which have been filed by Wisconsin Central Transportation Corporation (the "Registrant") are incorporated by reference in this registration statement:

          (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997;

          (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A (File No. 0-19150) filed with the Securities and Exchange Commission on April 11, 1991, under Section 12 of the Securities Exchange Act of 1934, including any amendment thereto or report filed for the purpose of updating such description; and

          (d) The  Registrant's  Current  Report on Form 8-K dated  February  5,
     1997.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations.
     Article 6 of the By-laws of the  Registrant  and Article 7 of the  Restated
     Certificate of Incorporation of the Registrant provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement on page 6.

Item 9.   Undertakings.

          (a) Rule 415 Offering.

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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
               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  Filings  Incorporating   Subsequent  Exchange  Act  Documents  By
     Reference.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Request  for   Acceleration   of   Effectiveness   or  Filing  of
     Registration Statement on Form S-8.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   Signatures

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on September 2, 1997.

WISCONSIN CENTRAL TRANSPORTATION CORPORATION (Registrant)

By:  /s/ Thomas F. Power, Jr.
__________________________________________
Thomas F. Power, Jr.
Executive Vice President and
Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                     Name and Capacity               Date
__________                    __________________              _____


/s/ Edward A. Burkhardt       Chairman, President, Chief      September 2, 1997
_________________________     Executive Officer, and
Edward A. Burkhardt           Director
                              (Principal Executive Officer)


/s/ Carl Ferenbach            Director                        September 2, 1997
_________________________
Carl Ferenbach

/s/ Roland V. McPherson       Director                        September 11, 1997
_________________________
Roland V. McPherson

/s/ Thomas F. Power, Jr.      Executive Vice President,       September 2, 1997
_________________________     Chief Financial Officer and
Thomas F. Power, Jr.          Director
                              (Principal Financial Officer)


/s/ Thomas W. Rissman         Director                        August 29, 1997
_________________________
Thomas W. Rissman

/s/ A. Francis Small          Director                        August 29, 1997
_________________________
A. Francis Small


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
/s/ Robert H. Wheeler         Director                        September 4, 1997
_________________________
Robert H. Wheeler

/s/ Walter C. Kelly           Vice President, Finance         August 29, 1997
_________________________     (Principal Accounting Officer)
Walter C. Kelly






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
                                  EXHIBIT INDEX

Exhibit No.              Exhibit Description                     Sequentially
                                                                 Numbered Page
___________    ______________________________________________    ______________

   4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-8
               (No. 33-84088) filed under the Securities Act of 1933 on September 20, 1994).

   4.2         By-laws of the Registrant, as amended
               (incorporated by reference to Exhibit 3(iii) to Registrant's Registration Statement on Form
               S-8 (No. 33-65678) filed under the Securities
               Act of 1933 on July 3, 1993).

   4.3         Wisconsin Central Transportation Corporation            8
               1997 Long-Term Incentive Plan.

   5.1         Opinion of Schiff Hardin & Waite.                      22

   23.1        Consent of KPMG Peat Marwick LLP.                      23

   23.2 Consent of Schiff Hardin & Waite (included in its opinion filed as Exhibit 5.1).

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